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                                                                    EXHIBIT 23.4



INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Jack Henry & Associates, Inc. and Subsidiaries on Form S-1 of our report dated March 15, 2000 (relating to the financial statements of Symitar Systems, Inc.), appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
San Diego, California
July 13, 2000